Exhibit 31.4

CERTIFICATION

I, Henry C. Newell, certify that:

1.

I have reviewed the Annual Report on Form 10-K, as amended by this Form 10-K/A, of Wausau Paper Corp. (the “registrant”); and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: October 19, 2012	/s/ HENRY C. NEWELL
Henry C. Newell
President and Chief Executive Officer